UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 10, 2008
PSYCHEMEDICS CORPORATION
(Exact Name of Registrant As Specified In Its Charter)
Delaware
(State if Other Jurisdiction of Incorporation)

1-13738	58-1701987
(Commission File Number)	(I.R.S. Employer Identification No.)

125 Nagog Park, Acton, Massachusetts (Address of Principal Executive Offices)	01720 (Zip Code)
(978) 206-8220
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e) COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX
Ex-10.1 Amended Change in Control Severance Agreement
Ex-10.2 Change in Control Severance Agreement

ITEM 5.02(e) COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On July 10, 2008, Psychemedics Corporation (the “Company”) entered into an amended change in control severance agreement with Raymond C. Kubacki, Chairman, Chief Executive and President of the Corporation. The agreement is for a five year term commencing on July 10, 2008. It provides that if, during the five-year term, the Company terminates Mr. Kubacki’s employment for any reason other than for Cause (as defined in the agreement), death or disability (as defined in the agreement) or if Mr. Kubacki terminates his employment for Good Reason (as defined below), in either case, within twelve months following a Change in Control (as defined in the agreement), he will be entitled to receive Termination Pay (as defined below) for a period of twelve months from the date of such termination, except that Good Reason termination on account of a change in location only would give rise to Termination Pay for a period of six months rather than twelve months. Termination Pay includes average monthly base salary and cash bonus compensation paid or accrued during the twelve month period preceding such termination. Good Reason includes a change in Mr. Kubacki’s title, a reduction in his base salary then in effect, a material decrease in his duties or responsibilities, or a change of location. The agreement also prohibits Mr. Kubacki from working for a competitor of the Company or from soliciting employees of the Company during the period he is eligible to receive Termination Pay under the agreement. Mr. Kubacki’s agreement was in replacement of his agreement executed in 2003, which had a five-year term and was due to expire in November, 2008.
On July 10, 2008, the Company also entered into a change in control severance agreement with Michael I. Schaffer, Ph.D., Vice President of Laboratory Operations of the Company. Dr. Shaffer’s agreement is also for a five year term commencing on July 10, 2008. It provides that if, during the five-year term, the Company terminates Dr. Schaffer’s employment for any reason other than for Cause (as defined in the agreement), death or disability (as defined in the agreement) or if Dr. Schaffer terminates his employment for Good Reason (as defined below), in either case, within twelve months following a Change in Control (as defined in the agreement), he will be entitled to receive Termination Pay (as defined below) for a period of twelve months from the date of such termination. Termination Pay includes average monthly base salary and cash bonus compensation paid or accrued during the twelve month period preceding such termination. Good Reason includes a reduction in Dr. Schaffer’s base salary then in effect, or a material decrease in his duties or responsibilities. The agreement also prohibits Dr. Schaffer from working for a competitor of the Company or from soliciting employees of the Company during the period he is eligible to receive Termination Pay under the agreement.
The foregoing summary of the change in control severance agreements with Mr. Kubacki and Dr. Schaffer does not purport to be complete and is qualified in its entirety by reference to the change in control severance agreements with such executives which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated by reference into this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits
     The following exhibits are filed herewith:
10.1	Amended Change in Control Severance Agreement dated July 10, 2008 between Psychemedics Corporation and Raymond C. Kubacki, Jr.

10.2	Change in Control Severance Agreement dated July 10, 2008 between Psychemedics Corporation and Michael I. Schaffer

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHEMEDICS CORPORATION
Dated: July 14, 2008
By:	/s/ Jennifer Chmieleski
Jennifer Chmieleski,
Vice President and Controller

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amended Change in Control Severance Agreement dated July 10, 2008 between Psychemedics Corporation and Raymond C. Kubacki, Jr.

10.2	Change in Control Severance Agreement dated July 10, 2008 between Psychemedics Corporation and Michael I. Schaffer